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                                    FORM 8-K


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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of Earliest Event Reported): June 12, 2006



                        PARADIGM MEDICAL INDUSTRIES, INC.
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             (Exact name of registrant as specified in this Charter)



        Delaware                       0-28498                   87-0459536
----------------------------         ------------            -------------------
(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)


     2355 South 1070 West, Salt Lake City, Utah                     84119
     ------------------------------------------                     -----
      (Address of principal executive offices)                    (Zip Code)



       Registrant's Telephone Number, Including Area Code: (801) 977-8970





                                 Does Not Apply
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

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ITEM 1.01 Entry into Worldwide OEM Agreement with MEDA Co., Ltd.

         On June 12, 2006, Paradigm Medical Industries, Inc. (the "Company") entered into a Worldwide OEM Agreement (the "Agreement") with MEDA Co., Ltd. ("MEDA"), one of China's leading developers and producers of ultrasound devices. Under the terms of the Agreement, MEDA agrees to jointly engineer, develop and manufacture the Company's next generation of the Ultrasound BioMicroscope, as well as other proprietary new products and enhancement of our current products. The products to be manufactured by MEDA, at agreed upon costs, and supplied to the Company for resale include the following new products: an Ultrasound BioMicroscope, two Ultrasound A/B Scans, a Biometric A-Scan and a pachymeter.

         The Agreement provides that the Company and MEDA agree to jointly develop and collaborate in the improvement and enhancement of the Company's products and, in the interest of product development, enhancement and differentiation, MEDA agrees to give consideration to potential software development or enhancements made available to the Company for its products. Moreover, in the interest of product improvement, MEDA agrees to collaborate with the Company and its designated engineers, employees and consultants to consider and potentially implement jointly or individually the development of product enhancements on the Company's products to be manufactured by MEDA.

         The software and hardware modifications designed jointly by the Company and MEDA will be considered the joint intellectual property of the Company and MEDA and may be used, without restriction, unless otherwise previously agreed to, by either party. MEDA also agrees to provide a 12 month warranty on all products that it manufactures for the Company. If defects cannot be corrected at the Company's facilities, the products may be returned to MEDA for the purposes of carrying out such repairs as required, and MEDA agrees to return the repaired products to the Company or its designated agent or distributor within ten working days from the date of receiving such products, at no cost to the Company, and MEDA will pay return freight costs.

         MEDA further agrees to endeavor to answer any technical inquiries concerning the products it has manufactured. MEDA also agrees to train the Company's technical service engineers and designated international distributors as soon as possible after the signing of this Agreement, and as future needs arise and as MEDA can reasonably fit such training into the regular schedules of its employees. MEDA agrees to determine the need for future training on new products as necessary and will offer such training in Tiangin, China. For training conducted outside China, the Company or its designated distributors and/or service centers will be responsible for the traveling, living and hotel expenses for MEDA's engineers. Training is at no charge to the Company. The training will also be made available to the Company's designated repair agencies in order to provide service and repair on a worldwide basis. Such agencies will be considered authorized repair facilities for the products manufactured by MEDA.

         The Agreement shall be effective for three years from date of execution. At the end of the three year term, representatives of the Company and MEDA will confer to determine whether to extend the term of the Agreement. This will have a practical effect of extending the term of the Agreement for an additional 120 days. If mutual agreement for extending the term of the Agreement is not reached within 120 days after the end of the three year term, then the Agreement will be deemed terminated. However, if within the 120 day period, the Company and MEDA mutually agree to extend the term of the Agreement, then thereafter either party may terminate the Agreement by providing 12 months prior written notice to the other party. All outstanding orders at the time of notification will be supplied under the terms of the Agreement, and MEDA will continue to fulfill all orders from the Company until the 12 month notice period has expired.

ITEM 9.01 Financial Statements and Exhibits

         (c)      Exhibits

         10.1     Worldwide OEM Agreement with MEDA Co., Ltd.

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   PARADIGM MEDICAL INDUSTRIES, INC.
                                         (Registrant)



Date: June 19, 2006.               By: /s/ Raymond P.L. Cannefax
                                      --------------------------
                                         Raymond P.L. Cannefax
                                         President and Chief Executive Officer


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